This preliminary prospectus supplement and the information contained herein are subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement Nos. 333-293726
 and 333-293726-01
Subject to Completion
Preliminary Prospectus Supplement Dated May 27, 2026
PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 25, 2026)
$
PRINCIPAL FINANCIAL GROUP, INC.
$         % Senior Notes due 2037
Fully and Unconditionally Guaranteed by
PRINCIPAL FINANCIAL SERVICES, INC.
We are offering $        aggregate principal amount of our      % Senior Notes due 2037 (the “Notes”). The Notes will bear interest at a rate of     % per year. Interest on the Notes is payable on             and             of each year, beginning on            , 2027. The Notes will mature on            , 2037.
We may redeem the Notes, at our option, at any time and from time to time, in whole or in part, at the redemption prices described in the section entitled “Description of the Notes — Optional Redemption; No Sinking Fund” in this prospectus supplement.
The Notes will be fully, unconditionally and irrevocably guaranteed on a senior unsecured basis (the “Subsidiary Guarantee”) by our subsidiary, Principal Financial Services, Inc. (the “Subsidiary Guarantor”), which is an intermediary holding company whose assets include all of the outstanding shares of our principal operating companies, including Principal Life Insurance Company.
The Notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. The Notes will be effectively subordinated to any of our secured indebtedness to the extent of the assets securing such indebtedness. The Notes will be structurally subordinated to all indebtedness and other liabilities (excluding the Subsidiary Guarantee) of our subsidiaries and the claims of any of their preferred stockholders, policyholders and other creditors. The Subsidiary Guarantee will be a senior unsecured and unsubordinated obligation of Principal Financial Services, Inc. and will rank equally in right of payment with all of its existing and future senior indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness. The Subsidiary Guarantee will be effectively subordinated to any secured indebtedness of the Subsidiary Guarantor to the extent of the assets securing such indebtedness. The Subsidiary Guarantee will be structurally subordinated to all indebtedness and other liabilities of the subsidiaries of Principal Financial Services, Inc. and the claims of any of their preferred stockholders, policyholders and other creditors.
The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the Notes.
Investing in the Notes involves risks. See the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public Offering Price(1)	%	$
Underwriting Discount	%	$
Proceeds to Principal Financial Group, Inc. (before expenses)	%	$

(1)
Plus accrued interest, if any, from            , 2026, if settlement occurs after that date.

The underwriters expect to deliver the Notes only in book-entry form through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., against payment therefor, in New York, New York on or about          , 2026.
Joint Book-Running Managers
BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan
           , 2026

This prospectus supplement, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”), the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or to which we have referred you, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, any related company free writing prospectus and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, any related company free writing prospectus and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, any related company free writing prospectus and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Neither the delivery of this prospectus supplement, any related company free writing prospectus and the accompanying prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement, any related company free writing prospectus and the accompanying prospectus or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement
Prospectus

S-i

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement (or any related company free writing prospectus), on the one hand, and the information contained or incorporated by reference in the accompanying prospectus, on the other hand, the information contained or incorporated by reference in this prospectus supplement (or any free writing prospectus) will control.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed jointly with Principal Financial Services, Inc. with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the registration statement, we may, from time to time, sell securities, including the Notes being offered by this prospectus supplement.
Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Principal,” the “Company,” “we,” “us” and “our” or similar terms are to Principal Financial Group, Inc. and its subsidiaries, references to “Principal Financial Services” and the “Subsidiary Guarantor” are to Principal Financial Services, Inc., and references to “Principal Life” are to Principal Life Insurance Company.
We are offering to sell the Notes only in those jurisdictions in the United States, and may offer the Notes in those jurisdictions in Canada, Europe, Asia and elsewhere, where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See the section entitled “Underwriting” in this prospectus supplement.
You should read this entire prospectus supplement carefully, including the section entitled “Risk Factors” in this prospectus supplement, our consolidated financial statements and the related notes thereto and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus and any related company free writing prospectus, before making an investment decision.

S-ii

FORWARD-LOOKING STATEMENTS
Certain of the statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus that are not historical facts may be considered forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. Except as required by applicable law, we do not undertake to publicly update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on us may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in our most recently filed Annual Report on Form 10-K, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation:
•
adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, as well as our access to capital and cost of capital;

•
conditions in the global capital markets, including the equity, bond or real estate markets and the economy generally may materially and adversely affect our business and results of operations;

•
changes in interest rates or credit spreads or a prolonged low interest rate environment may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period to period;

•
our investment portfolio’s risks may reduce asset values, credited returns and overall financial performance;

•
our valuation of investments and the determinations of the amount of allowances and impairments taken on our investments may include methodologies, estimations and assumptions that are subject to differing interpretations and, if changed, could materially adversely affect our results of operations or financial condition;

•
any impairments of, or valuation allowances against, our deferred tax assets could adversely affect our results of operations and financial condition;

•
we may face losses on our insurance and annuity products if our actual experience differs significantly from our pricing and reserving assumptions;

•
the pattern of amortizing our deferred acquisition cost (“DAC”) asset and other actuarial balances may change, impacting both the level of our DAC asset and other actuarial balances and the timing of our net income;

•
changes in laws or regulations may reduce our profitability or impact how we do business;

•
our ability to pay stockholder dividends, make share repurchases and meet our obligations may be constrained by the limitations on dividends or other distributions Iowa insurance laws impose on Principal Life;

•
changes in accounting standards may adversely affect our reported results of operations and financial condition;

•
litigation and regulatory investigations may affect our financial strength or reduce our profitability;

•
damage to our reputation may adversely affect our revenues and profitability;

•
we may not be able to protect our intellectual property and may be subject to infringement claims;

•
from time to time, we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest and penalties in amounts that may be material;

•
applicable laws and our certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests;

S-iii

•
our risk management framework may not identify or mitigate all risks, potentially leading to unexpected losses;

•
competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, may impair our ability to retain existing customers, attract new customers and maintain our profitability;

•
a downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales, terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition;

•
client terminations or withdrawals or changes in investor preferences may lead to a reduction in revenues for our asset management and accumulation businesses;

•
guarantees within certain of our products that protect policyholders may decrease our net income or increase the volatility of our results of operations or financial position under U.S. generally accepted accounting principles if our hedging or risk management strategies prove ineffective or insufficient;

•
our international businesses face political, legal, operational and other risks that could reduce our profitability in those businesses;

•
we face risks arising from fraudulent activities;

•
we face risks arising from vendor failures or data breaches;

•
we face risks arising from our participation in joint ventures;

•
we may need to fund deficiencies in our “Closed Block” assets;

•
our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and financial condition;

•
we face risks arising from future acquisitions of businesses;

•
we face risks in administering coinsurance with funds withheld reinsurance agreements;

•
if we are unable to attract, develop and retain qualified employees and sales representatives and develop new distribution sources, our results of operations, financial condition, strategic growth commitments and sales of our products may be adversely impacted;

•
interruptions in information technology, infrastructure or other internal or external systems used for our business operations, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems, could disrupt our business, damage our reputation and adversely impact our profitability;

•
our financial results may be adversely impacted by global climate changes; and

•
catastrophic events could adversely affect our operations, net income or financial condition.

Additional information concerning these and other factors is contained in our filings with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Q1 2026 Form 10-Q”), each incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors or uncertainties listed in the sections entitled “Risk Factors” in this prospectus supplement, the 2025 Form 10-K and the Q1 2026 Form 10-Q, as well as in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in the Notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, which contain our consolidated financial statements and the related notes.
Principal Financial Group, Inc.
Principal Financial Group, Inc. is a leader in global financial services, offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement, asset management and workplace benefits and protection solutions through our diverse family of financial services companies. We had $1,788.5 billion in assets under administration, including $770.2 billion in assets under management as of March 31, 2026.
Our global asset management businesses serve a broad range of institutional, retirement, high net worth, and retail investors worldwide. Our focused investment teams provide diverse, long-term investment capabilities including equity, fixed income, real estate, and other alternative investments, as well as fund offerings. Our international asset management and accumulation businesses focus on the opportunities created as aging populations around the world drive increased demand for retirement accumulation, retirement asset management and retirement income management solutions.
In the U.S., we offer a broad array of retirement and employee benefit and insurance solutions to meet the needs of the business owner and their employees. We are a leading provider of defined contribution plans, nonqualified plans, defined benefit plans and pension risk transfer services. We are also a leading employee stock ownership plan consultant. In addition, we are one of the largest providers of specialty benefits and insurance solutions for business owners and their employees. We believe small and medium-sized businesses are an underserved market, offering attractive growth opportunities in the retirement and employee benefit markets.
The principal executive office for both Principal Financial Group, Inc. and Principal Financial Services, Inc. is located at 711 High Street, Des Moines, Iowa 50392, and the telephone number is (515) 247-5111.

The Offering
The terms of the Notes are summarized below solely for your convenience. This summary is not a complete description of the Notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement, any company free writing prospectus and the accompanying prospectus. For a more detailed description of the Notes and the Subsidiary Guarantee, see the discussion in the section entitled “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” and “Description of Guarantee of Principal Financial Services, Inc.” in the accompanying prospectus.
Issuer
Principal Financial Group, Inc.
Subsidiary Guarantor
Principal Financial Services, Inc.
Notes Offered
$         aggregate principal amount of        % Senior Notes due 2037 (the “Notes”).
Maturity
The Notes will mature on            , 2037.
Interest Payment Dates
         and          of each year, beginning on            , 2027.
Record Dates
The           or           of each year immediately preceding the related interest payment date.
Optional Redemption; No Sinking Fund
We may redeem the Notes at our option, in whole or in part, at any time and from time to time, at the redemption prices described in the section entitled “Description of the Notes — Optional Redemption; No Sinking Fund” in this prospectus supplement.
The Notes will not have the benefit of any sinking fund.
No Listing
The Notes will not be listed on any securities exchange or included in any automated quotation system.
Ranking; Structural
Subordination
The Notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. The Notes will be effectively subordinated to any of our secured indebtedness to the extent of the assets securing such indebtedness.
The Notes will be structurally subordinated to all indebtedness and other liabilities (excluding the Subsidiary Guarantee) of our subsidiaries and the claims of any of their preferred stockholders, policyholders and other creditors.
Subsidiary Guarantee
The Notes will be fully, unconditionally and irrevocably guaranteed on a senior unsecured basis by our subsidiary, Principal Financial Services. See the section entitled “Description of the Notes — Subsidiary Guarantee” in this prospectus supplement.
The Subsidiary Guarantee will be a senior unsecured and unsubordinated obligation of Principal Financial Services and will rank equally in right of payment with all of its existing and future senior indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness. The Subsidiary Guarantee will be effectively subordinated to any secured indebtedness of the Subsidiary Guarantor to the extent of the assets securing such indebtedness.
The Subsidiary Guarantee will be structurally subordinated to all indebtedness and other liabilities of the subsidiaries of Principal Financial Services and the claims of any of their preferred stockholders, policyholders and other creditors.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $       , after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment, redemption or refinancing of existing indebtedness. See “Use of Proceeds” in this prospectus supplement.
Denominations
The Notes are to be issued in denominations of $2,000 or any multiple of $1,000 in excess thereof.
Covenants
The Senior Indenture (as defined in the section entitled “Description of the Notes” in this prospectus supplement) contains a limitation on liens covenant and a limitation on consolidation, merger and sale of assets covenant, each of which contains important exceptions. See the sections entitled “Description of Debt Securities — Limitations upon Liens” and “— Consolidation, Merger and Sale of Assets” in the accompanying prospectus. The Senior Indenture also contains covenants that apply to the Subsidiary Guarantor. See the section entitled “Description of the Notes — Subsidiary Guarantee” in this prospectus supplement.
Risk Factors
See the section entitled “Risk Factors” in this prospectus supplement and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Notes.

RISK FACTORS
An investment in the Notes involves certain risks. In considering whether to purchase the Notes, you should carefully consider the risks described below and all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including, but not limited to, the risks and uncertainties discussed in “Part I, Item 1A — Risk Factors” of the 2025 Form 10-K, “Part II, Item 1A — Risk Factors” of the Q1 2026 Form 10-Q and other information that may be incorporated by reference in this prospectus supplement and the accompanying prospectus on or after the date hereof. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks.
The Senior Indenture does not limit the amount of indebtedness that we or our subsidiaries can issue.
The Senior Indenture does not limit the amount of unsecured indebtedness (including under the Senior Indenture) or secured indebtedness that we or our subsidiaries can issue, except, with respect to secured indebtedness, to the extent set forth in the section entitled “Description of Debt Securities — Limitations upon Liens” in the accompanying prospectus. The Notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness.
As of March 31, 2026, Principal Financial Group, Inc. had $3,925.1 million of senior indebtedness that would have ranked equally in right of payment with the Notes and no subordinated indebtedness that would have ranked junior in right of payment to the Notes. In addition, the Notes will be effectively subordinated to any of our secured indebtedness to the extent of the assets securing such indebtedness. As of March 31, 2026, Principal Financial Group, Inc. had no secured indebtedness outstanding.
The Subsidiary Guarantee will be a senior unsecured and unsubordinated obligation of Principal Financial Services and will rank equally in right of payment with all of its existing and future senior indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness. As of March 31, 2026, Principal Financial Services had no senior indebtedness that would have ranked equally in right of payment with the Subsidiary Guarantee (other than other subsidiary guarantees of our senior indebtedness) and no subordinated indebtedness that would have ranked junior in right of payment to the Subsidiary Guarantee (other than its subsidiary guarantee of our subordinated indebtedness). In addition, the Subsidiary Guarantee will be effectively subordinated to any secured indebtedness of Principal Financial Services to the extent of the assets securing such indebtedness. As of March 31, 2026, Principal Financial Services had no secured indebtedness outstanding.
Any additional indebtedness incurred could reduce the amount of cash we or the Subsidiary Guarantor would have available to satisfy our respective obligations under the Notes and the Subsidiary Guarantee. We and the Subsidiary Guarantor expect from time to time to incur additional indebtedness.
The terms of the Notes will not afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, recapitalization, restructuring, merger or other similar transaction involving us. We could enter into any such transaction even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the Notes. The Senior Indenture does not contain provisions that permit the holders of the Notes to require us to repurchase the Notes in the event of a takeover, recapitalization or similar transaction.
We are a holding company with no direct operations and the Subsidiary Guarantor is an intermediary holding company with no direct operations; as a consequence, our ability to satisfy our obligations under the Notes and the Subsidiary Guarantor’s ability to satisfy its obligations under the Subsidiary Guarantee will depend in large part on the ability of our and the Subsidiary Guarantor’s subsidiaries to pay dividends, and the dividend paying ability of our insurance company subsidiaries is restricted by law.
We are an insurance holding company whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company whose assets include all of the outstanding shares of Principal Life and other subsidiaries. Our and the Subsidiary Guarantor’s ability to meet our respective obligations depends upon the ability of Principal Life and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. See the sections entitled “Business — Regulation — U.S. Insurance Laws and Regulations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — The Holding Companies: PFG and PFS” in the 2025 Form 10-K, incorporated by reference herein and in the accompanying prospectus. As a result, our cash flows and ability to service our obligations, including the Notes, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. It is possible that in the future Principal Life may be unable to pay dividends in an amount sufficient to permit us or the Subsidiary Guarantor to meet our respective obligations due to a lack of statutory net gain from operations, a diminishing statutory policyholders surplus, changes to the Iowa insurance laws or regulations, or for some other reason. If the Subsidiary Guarantor or Principal Life or any of their respective subsidiaries were unable to pay sufficient dividends to us in the future, we would be unable to meet our obligation to make scheduled payments under the Notes, which would negatively affect our business and financial condition as well as the trading price of the Notes.
The Notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries, which could impair our ability to make payments on the Notes, and the Subsidiary Guarantee will be structurally subordinated to all existing and future indebtedness and other obligations of the Subsidiary Guarantor’s subsidiaries, which could impair the Subsidiary Guarantor’s ability to make payments on the Subsidiary Guarantee.
Except to the extent we have a prior or equal claim against our subsidiaries as a creditor or in connection with the obligation of the Subsidiary Guarantor under the Subsidiary Guarantee, the Notes will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other liabilities because, as the common stockholder of our subsidiaries, we will be subject to the prior claims of our subsidiaries’ creditors, including trade accounts payable and other liabilities arising in the ordinary course of business, the claims of policyholders with respect to our insurance subsidiaries and the claims of our subsidiaries’ preferred stockholders. Creditors of our subsidiaries generally will be paid from the assets of those subsidiaries before holders of the Notes have any claims to those assets by virtue of our equity interest in those subsidiaries. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities (excluding the Subsidiary Guarantee) of our subsidiaries and the claims of any of their preferred stockholders, policyholders and other creditors.
Moreover, a default by one or more of our subsidiaries could have a material adverse effect on our ability to meet our obligations under the Notes. In particular, in the event of a default by a subsidiary under any of its indebtedness, the subsidiary’s creditors could elect to declare such indebtedness, together with any accrued and unpaid interest and other amounts, to be due and payable prior to any distributions by the subsidiary to pay interest or principal due on the Notes. In addition, if we caused a subsidiary to pay a dividend to enable us to make payments in respect of the Notes, and the dividend were deemed a fraudulent transfer or in breach of relevant corporate or insurance laws, the holders of the Notes could be required to return the payment to (or for the benefit of) the creditors of that subsidiary. In addition, our subsidiaries have no obligation to pay any amounts due on the Notes, other than the Subsidiary Guarantor’s obligation under the Subsidiary Guarantee. Substantially all of our business is currently conducted through our subsidiaries, and we expect this to continue.
Because the Subsidiary Guarantor is an intermediary holding company, the rights of the Subsidiary Guarantor and the rights of its creditors, including the holders of the Notes as beneficiaries of the Subsidiary Guarantee, to a share of the assets of any subsidiary upon the liquidation or recapitalization of such subsidiary will be subject to the prior claims of such subsidiary’s creditors, except to the extent the Subsidiary Guarantor may be a creditor with recognized claims against such subsidiary. Consequently, the Subsidiary Guarantee will be structurally subordinated to all indebtedness and other liabilities of the subsidiaries of Principal Financial Services and the claims of any of their preferred stockholders, policyholders and other creditors. As of March 31, 2026, in addition to the liabilities arising from obligations to our policyholders, the subsidiaries of the Subsidiary Guarantor had approximately $18.2 million of indebtedness that would have been structurally senior to the Subsidiary Guarantee and the Notes. In addition, as of March 31, 2026, collateralized private investment vehicles that are “consolidated variable interest entities” because Principal Financial Group, Inc. is the primary beneficiary had approximately $2.8 million of secured indebtedness outstanding that would have been effectively senior to the Notes.
An active after-market for the Notes may not develop.
The Notes constitute a new issue of securities with no established trading market. We do not intend to have the Notes listed on any securities exchange or included in any automated dealer quotation system. We cannot assure you that an active after-market for the Notes will develop or be sustained, that holders of the Notes will be able to sell their Notes or that holders of the Notes will be able to sell their Notes at favorable prices.
If a trading market does develop, general market conditions and unpredictable factors could adversely affect market prices for the Notes, and there can be no assurance about the market prices for the Notes. Several factors, many of which are beyond our control, will influence the market value of the Notes. Factors that might influence the market value of the Notes include, but are not limited to:
•
the number of holders of the Notes;

•
the interest of securities dealers in the Notes;

•
prevailing interest rates;

•
our creditworthiness, financial condition, performance and prospects;

•
whether the ratings on the Notes provided by any ratings agency have changed;

•
the market for similar securities; and

•
economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

If you purchase Notes, whether in this offering or in the secondary market, the Notes may subsequently trade at a discount to the price that you paid for them.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the Notes. Notes purchased in this offering or in the secondary market may subsequently trade at a discount to the price paid for them in any such transaction.
The Subsidiary Guarantee may be subject to challenge under fraudulent transfer laws.
Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could subordinate or void any guarantee if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following: (i) insolvent or was rendered insolvent because of the guarantee; (ii) engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity. To the extent the Subsidiary Guarantee were to be voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of the Subsidiary Guarantor and would be solely our creditors. In that event, the claims of the holders of the Notes against the Subsidiary Guarantor would be subject to the prior payment of all liabilities of the Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to a voided Subsidiary Guarantee.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $         , after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment, redemption or refinancing of existing indebtedness.

CAPITALIZATION
The following table shows our consolidated capitalization as of March 31, 2026 (i) on an actual basis and (ii) on an as adjusted basis giving effect to the sale of the Notes offered hereby and the use of proceeds therefrom.
This information should be read in conjunction with the section entitled “Use of Proceeds” in this prospectus supplement and our unaudited consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Q1 2026 Form 10-Q, which is incorporated by reference herein and in the accompanying prospectus.
	As of March 31, 2026
	Actual	As Adjusted
	(in millions)
Long-term debt(1)	$3,927.7	$
% Notes due 2037 offered hereby(2)	—
Total long-term debt	3,927.7
Common stock	5.0		5.0
Additional paid-in capital	11,350.4		11,350.4
Retained earnings	18,318.9		18,318.9
Accumulated other comprehensive income (loss)	(4,343.7)		(4,343.7)
Treasury stock, at cost	(13,515.3)		(13,515.3)
Total stockholders’ equity attributable to Principal
Financial Group, Inc.	11,815.3		11,815.3
Noncontrolling interest	33.4		33.4
Total stockholders’ equity	11,848.7		11,848.7
Total capitalization	$15,776.4	$

(1)
In addition to long-term debt outstanding, we had short-term debt outstanding of $18.2 million as of March 31, 2026. Long-term debt, including the Notes offered hereby, is net of debt issuance costs.

(2)
Net of debt issuance costs.

DESCRIPTION OF THE NOTES
The Notes offered by this prospectus supplement are a series of “senior debt securities” as described in the accompanying prospectus. This description supplements the description of the general terms and provisions of the senior debt securities found in the accompanying prospectus in the section entitled “Description of Debt Securities.”
Capitalized terms used and not otherwise defined below or elsewhere in this prospectus supplement or the accompanying prospectus are used with the respective meanings given thereto in the Senior Indenture among Principal Financial Group, Inc., Principal Financial Services, as the subsidiary guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), dated as of May 21, 2009, as will be supplemented by a supplemental indenture with respect to the Notes (as supplemented, the “Senior Indenture”). Any references to “Notes” contained in this prospectus supplement refer to the       % Senior Notes due 2037 offered by this prospectus supplement, unless the context indicates otherwise. In this “Description of the Notes,” references to “Principal,” “we,” “us” and “our” or similar terms are only to Principal Financial Group, Inc. and not its subsidiaries, and references to the “Subsidiary Guarantor” are only to Principal Financial Services, Inc. and not its subsidiaries.
The Senior Indenture contains a limitation on liens covenant and a limitation on consolidation, merger and sale of assets covenant, each of which contains important exceptions. See the sections entitled “Description of Debt Securities — Limitations upon Liens” and “— Consolidation, Merger and Sale of Assets” in the accompanying prospectus.
General
The Notes initially will be limited to $       aggregate principal amount. We may, without the consent of the holders of the Notes, increase the principal amount of the Notes in the future, on the same terms and conditions (except that the public offering price, the first interest payment date and the issue date may vary) and with the same CUSIP and ISIN numbers as the Notes being offered by this prospectus supplement. The Notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. In addition, the Notes will be effectively subordinated to any of our secured indebtedness to the extent of the assets securing such indebtedness. The Notes will be structurally subordinated to all indebtedness and other liabilities (excluding the Subsidiary Guarantee) of our subsidiaries and the claims of any of their preferred stockholders, policyholders and other creditors.
Principal of, and premium, if any, and interest on the Notes will be payable, and transfers of the Notes will be registrable, at our office or agency in the Borough of Manhattan, The City of New York, which initially shall be the corporate trust office of the trustee. Transfers of the Notes will also be registrable at any of our other offices or agencies that we may maintain for that purpose. The Notes are to be issued in denominations of $2,000 or any multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes, except for any tax or other governmental charge that may be imposed in connection therewith.
Subsidiary Guarantee
General
Our obligations under the Senior Indenture and the Notes, including payment of principal of, and premium, if any, and interest on the Notes, will be fully, unconditionally and irrevocably guaranteed on a senior unsecured basis by the Subsidiary Guarantor, which is an intermediary holding company whose assets include all of the outstanding shares of our principal operating companies, including Principal Life.
Ranking
The Subsidiary Guarantee will be a senior unsecured and unsubordinated obligation of the Subsidiary Guarantor and will rank equally in right of payment with all of its existing and future senior indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness. In addition, the

Subsidiary Guarantee will be effectively subordinated to any secured indebtedness of the Subsidiary Guarantor to the extent of the assets securing such indebtedness. The Subsidiary Guarantee will be structurally subordinated to all indebtedness and other liabilities of the subsidiaries of the Subsidiary Guarantor and the claims of any of their preferred stockholders, policyholders and other creditors.
Modification of Subsidiary Guarantee
The Subsidiary Guarantee may be modified or amended on the same terms as the Senior Indenture may be modified or amended as described under “Description of Debt Securities — Modification and Waiver” in the accompanying prospectus.
Merger or Consolidation of the Subsidiary Guarantor
The Subsidiary Guarantee will provide that the Subsidiary Guarantor will not consolidate with or merge with or into any other person or convey, transfer or lease its assets substantially as an entirety to any person, and the Subsidiary Guarantor will not permit any person to consolidate with or merge with or into the Subsidiary Guarantor, unless:
•
(i) the Subsidiary Guarantor or Principal is the surviving company in any merger or consolidation, or (ii) if the Subsidiary Guarantor conveys, transfers or leases its assets substantially as an entirety to any person, the person to which such conveyance, transfer or lease is made is a corporation, partnership, trust or limited liability company organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all of the obligations of the Subsidiary Guarantor under the Senior Indenture and the Subsidiary Guarantee;

•
immediately after giving effect to the consolidation, merger, conveyance, transfer or lease, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default; and

•
other conditions described in the Subsidiary Guarantee are met.

The Subsidiary Guarantee will provide that, upon any consolidation of the Subsidiary Guarantor with, or merger of the Subsidiary Guarantor into, Principal, the guarantee will terminate on the effective date of such consolidation or merger. The Subsidiary Guarantee will further provide that upon any conveyance, transfer or lease of the assets of the Subsidiary Guarantor substantially as an entirety to any person, the successor person to which such conveyance, transfer or lease is made shall succeed to, and may exercise every right and power of, the Subsidiary Guarantor under the Subsidiary Guarantee with the same effect as if such successor person had been named as the Subsidiary Guarantor; provided that the Subsidiary Guarantor shall not be relieved of its obligations and covenants under the Subsidiary Guarantee.
This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of the Subsidiary Guarantor’s wholly owned subsidiaries to the Subsidiary Guarantor, to Principal or to other wholly owned subsidiaries of the Subsidiary Guarantor. In addition, this covenant would not apply to any recapitalization transaction, highly leveraged transaction or change of control of the Subsidiary Guarantor unless such transaction or change of control were structured to include a merger or consolidation by the Subsidiary Guarantor or the conveyance, transfer or lease of the Subsidiary Guarantor’s assets substantially as an entirety.
Interest; Maturity
Each Note will bear interest from         , 2026, payable semiannually on           and           of each year, beginning         , 2027, to the person in whose name the Note is registered, subject to certain exceptions as provided in the Senior Indenture, at the close of business on         or         , as the case may be, immediately preceding such         and         . The Notes will bear interest at a rate of       % per year. The Notes will mature on         , 2037. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any interest payment date or maturity date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such interest payment date or maturity date, as the case may be.
Optional Redemption; No Sinking Fund
Prior to        , 20    (three months prior to the maturity date) (the “Par Call Date”), we may redeem the Notes, at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus          basis points, less (b) interest accrued to the redemption date, and

(2)
100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than the Remaining Life and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States

Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption, selection of the Notes for redemption will be made by lot. The Notes may be redeemed in part in multiples equal to not less than $2,000 and integral multiples of $1,000 in excess thereof. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.
The Notes will not be subject to any sinking fund provision.
Defeasance and Covenant Defeasance
The Senior Indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under the Notes at any time, and that we may also be released from our obligations described under “Description of Debt Securities — Limitations upon Liens” and “— Consolidation, Merger and Sale of Assets” in the accompanying prospectus, and from certain other obligations imposed by the supplemental indenture with respect to such Notes, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”
Defeasance or covenant defeasance may be effected only if:
•
we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay, on the respective stated maturities, the principal of and any premium and interest on the Notes;

•
we deliver to the trustee an opinion of counsel to the effect that the holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or the deposit and covenant defeasance to be effected with respect to the Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge or such deposit and covenant defeasance were not to occur, and, in the case of a defeasance, this opinion must be based on a ruling we have received from, or that has been published by, the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of execution of the Senior Indenture;

•
no event of default under the Senior Indenture has occurred and is continuing;

•
such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•
such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder;
•
we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•
other conditions specified in the Senior Indenture are met.

Events of Default
In addition to the events of default set forth under “Description of Debt Securities — Events of Default” in the accompanying prospectus, each of the following will also constitute an event of default under the Notes:
•
default for 30 days in the payment of any interest on the Notes under the Subsidiary Guarantee by the Subsidiary Guarantor;

•
default in the payment of principal of the Notes, or premium, if any, when due under the Subsidiary Guarantee by the Subsidiary Guarantor;

•
default in the performance, or breach, of any covenant or warranty of the Guarantor in the Senior Indenture or the Subsidiary Guarantee (other than a covenant or warranty a default in the performance of which is specifically described elsewhere in this “— Events of Default” section) and continuance of such default or breach for a period of 90 days after written notice to the Subsidiary Guarantor by the trustee or to the Subsidiary Guarantor and the trustee by the holders of at least 25% in aggregate principal amount of the Notes;

•
certain events of bankruptcy, insolvency, reorganization or receivership with respect to the Subsidiary Guarantor; or

•
the Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with its terms) or the Subsidiary Guarantor denies or disaffirms its obligations under the Subsidiary Guarantee.

Global Securities
The Notes will be issued in the form of one or more global securities that will be deposited with, or on behalf of, the depositary, The Depository Trust Company (“DTC” or the “depositary”). Interests in the global securities will be issued only in denominations of $2,000 or any multiple of $1,000 in excess thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, a global security may not be transferred except as a whole to a nominee of the depositary for the global security, or by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee to a successor depositary or a nominee of the successor depositary.
Same-Day Settlement and Payment
Settlement for the Notes will be made by the underwriters in immediately available funds. So long as the depositary continues to make same-day settlement available to us, all payments of principal and interest on the Notes will be made by us in immediately available funds.
The depositary will facilitate same-day settlement for trading in the Notes until maturity, and secondary market trading activity in the Notes will therefore be required by the depositary to settle in immediately available funds.
Book-Entry System
Except under limited circumstances, Notes represented by a global security will not be exchangeable for, and will not otherwise be issuable as, Notes in certificated form. Investors may elect to hold interests in the global securities through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
DTC
DTC will act as securities depositary for the Notes. The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.
The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the United States Securities Exchange Act of 1934, as amended. The depositary holds and provides asset servicing for securities that its participants (“Direct Participants”) deposit with the depositary. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depositary Trust & Clearing Corporation (“DTCC”). DTCC is a holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Incorporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depositary’s book-entry system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the depositary and its Direct and Indirect Participants are on file with the SEC.
Purchases of the Notes under DTC’s system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“Beneficial Owner”) is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction.
Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the limited circumstances that may be provided in the Senior Indenture.
To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails to us an Omnibus Proxy as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).
Payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the responsibility of the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.
DTC may discontinue providing its services as depositary with respect to the Notes at any time by giving us or the applicable agent reasonable notice. Under such circumstances, in the event that we do not appoint a successor depositary for 90 days, we will issue individual debt securities in exchange for the global security.
We may in our discretion decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor depository) or determine not to have any debt securities represented by one or more global securities. In that event, we will issue individual debt securities in exchange for the global security.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Clearstream
Clearstream Banking, S.A. (“Clearstream”) is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book- entry transfers between the accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depositary and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (also known as the Commission de Surveillance du Secteur Financier). Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.
Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear
Euroclear Bank SA/NV (“Euroclear”) was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.
Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Investors who acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.
Global Clearance and Settlement Procedures
Secondary market trading between the Direct Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time zone differences, credits of Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes by U.S. Holders and Non-U.S. Holders (each as defined below) that purchase such Notes at their issue price (generally the first price at which a substantial amount of the Notes is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to this offering and hold such Notes as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances (including Holders that are directly or indirectly related to us and accrual method Holders that have an “applicable financial statement”) or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, private university endowments and other tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, government entities, certain former citizens or residents of the United States, Holders that hold a Note as part of a straddle, hedge, conversion or other integrated transaction or U.S. Holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.
As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a Note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.
If an entity treated as a partnership for U.S. federal income tax purposes invests in a Note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of a Note.
PERSONS CONSIDERING AN INVESTMENT IN THE NOTES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Certain Additional Payments
In certain circumstances we are required to make payments on the Notes other than stated principal or interest. For example, if we redeem a Note before the Par Call Date we are required to pay an amount equal to the greater of the present value of the remaining future payments on the Note or its outstanding principal, as described above in greater detail under the heading “Description of the Notes — Optional Redemption; No Sinking Fund.” U.S. Treasury regulations provide special rules for contingent payment debt instruments that, if applicable, could cause the timing, amount and character of a Holder’s income, gain or loss with respect to the Notes to be different from those described below. We intend to treat the possibility of our making such payments as not causing the Notes to be contingent payment debt instruments. Our treatment will be binding on all Holders, except a Holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which such Holder acquired its Notes. However, our treatment is not binding on the U.S. Internal Revenue Service (the “IRS”). If the IRS were to challenge our treatment, a Holder might be required to accrue income on the Notes in excess of stated interest and to treat as ordinary income, rather than capital gain, gain recognized on the disposition of the Notes. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.
U.S. Holders
Interest on the Notes
In general, interest payable on a Note will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. The Notes are not expected to be issued with more than de minimis original issue discount (“OID”). However, if the Notes are issued with more than de minimis OID, each U.S. Holder generally will be required to include OID in income (as interest) as it accrues, regardless of its regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such U.S. Holder receives any payment attributable to such income. The remainder of this discussion assumes that the Notes are not issued with more than de minimis OID.
Sale, Exchange, Retirement or Other Disposition of the Notes
Upon the sale, exchange, retirement or other disposition of a Note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange, retirement or other disposition (other than any amount attributable to accrued interest, which, if not previously included in such U.S. Holder’s income, will be taxable as interest income to such U.S. Holder) and such U.S. Holder’s “adjusted tax basis” in such Note. A U.S. Holder’s adjusted tax basis in a Note generally is the amount such U.S. Holder paid for such Note decreased by the aggregate amount of payments (other than stated interest) on such Note previously made to such U.S. Holder. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such Note for more than one year at the time of such sale, exchange, retirement or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.
Medicare Tax
In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income on a Note and net gain from the sale, exchange, retirement or other disposition of a Note.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments to a U.S. Holder of interest on, or proceeds from the sale, exchange, retirement or other disposition of, a Note, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such U.S. Holder on a timely basis to the IRS.
Non-U.S. Holders
General
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “FATCA Withholding”:

(a)
payments of principal, interest and premium with respect to a Note owned by a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax; provided that, in the case of amounts treated as payments of interest:

(i)
such amounts are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder;

(ii)
such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(iii)
such Non-U.S. Holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to us through stock ownership;

(iv)
such Non-U.S. Holder is not a bank whose receipt of such amounts is described in section 881(c)(3)(A) of the Code; and

(v)
the certification requirements described below are satisfied; and

(b)
a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other disposition of a Note, unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such gain generally will be subject to U.S. federal income tax in the manner described below, or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty).

The certification requirements referred to in clause (a)(v) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement (generally on IRS Form W-8BEN or W-8BEN-E), signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. U.S. Treasury regulations provide additional rules for a Note held through one or more intermediaries or pass-through entities.
If the requirements set forth in clause (a) above are not satisfied with respect to a Non-U.S. Holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.
If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a Note or gain recognized on the sale, exchange, retirement or other disposition of a Note are effectively connected with such trade or business, such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such interest or gain; provided that, in the case of amounts treated as interest, such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax (but not the Medicare Tax described above) on such interest or gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.
Information Reporting and Backup Withholding
Amounts treated as payments of interest on a Note to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.
The information reporting and backup withholding rules that apply to payments of interest to certain U.S. Holders generally will not apply to amounts treated as payments of interest to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Proceeds from the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. Holders; provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.
FATCA Withholding
Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of interest on the Notes. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Holders should consult their tax advisors regarding the application of FATCA to the Notes.

UNDERWRITING
General
The Company, the Subsidiary Guarantor and the underwriters for the offering named below, for whom BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as representatives, have entered into an underwriting agreement with respect to the Notes dated the date of this prospectus supplement. Subject to certain conditions in the underwriting agreement, we have agreed to sell to each of the underwriters named below and each underwriter has severally, and not jointly, agreed to purchase the principal amount of Notes indicated in the following table.
Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Total	$
The underwriting agreement provides that the obligations of the underwriters to purchase the Notes in connection with this offering are subject to the approval of legal matters by counsel and other conditions. The underwriters are committed to take and pay for all of the Notes being offered, if any are taken. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Notes sold by the underwriters to the public will initially be offered at the applicable public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the applicable public offering price of up to        % of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the applicable public offering price of up to       % of the principal amount of the Notes. If all of the Notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms.
New Issue
The Notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.
Underwriting Discount
The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of principal amount of the Notes):
Paid by Us
Per Note	%
Price Stabilization and Short Positions
In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
No Sales of Similar Securities
We have agreed not to, prior to the closing of this offering, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of our debt securities or the debt securities of Principal Financial Services that mature more than one year after the closing of this offering and which are substantially similar to the Notes, without the prior written consent of the representatives of the underwriters.
Expenses and Indemnification
We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $       .
We and the Subsidiary Guarantor have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses. Certain of the underwriters provide credit to our affiliates as lenders from time to time.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of such underwriters and their affiliates routinely hedge, and certain other of such underwriters and their affiliates may routinely hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Trading Prior to Settlement
It is expected that delivery of the Notes will be made on or about the date specified on the cover page of this prospectus supplement, which will be the third business day (T+3) following the date of this prospectus supplement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day prior to settlement will be required, by virtue of the fact that the Notes will initially settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the business day prior to settlement should consult their own advisors.
Selling Restrictions
Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”), and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
Each person located in a member state of the EEA to whom any offer of Notes is made or who receives any communication in respect of any offer of Notes, or who initially acquires any Notes, will be deemed to have represented and warranted to and with each underwriter and us that such person is not a retail investor.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom (the “UK”). For these purposes: (a) a “retail investor” means a person who is one (or both) of: (i) a retail client, as defined in the FCA Handbook Conduct of Business Sourcebook of the Financial Conduct Authority (the “FCA”); or(ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018 and as amended (the “UK PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared, and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Each person located in the UK to whom any offer of Notes is made or who receives any communication in respect of any offer of Notes, or who initially acquires any Notes, will be deemed to have represented and warranted to and with each underwriter and us that such person is not a retail investor.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the POATRs from the prohibition on public offers of relevant securities in the UK. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the POATRs.
In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, qualified investors (as defined in paragraph 15 of Schedule 1 to the POATRs) who: (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”)); (ii) fall within Article 49(2)(a) to (d) of the Order; or (iii) who are persons to whom delivery of this prospectus supplement may otherwise be lawfully made in accordance with the Order (each such person being referred to as a “relevant person”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Notes will be engaged in only with, relevant persons. Any person in the UK who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong
This prospectus supplement has not been reviewed or approved by the Securities and Futures Commission or the Companies Registry of Hong Kong and, accordingly, the Notes may not be offered or sold by means of this prospectus supplement or any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (“HK CO”) or the Securities and Futures Ordinance (Cap. 571) (“HK SFO”) of Hong Kong and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the HK CO; or (iii) to “professional investors” within the meaning of the HK SFO and any rules made thereunder. No advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the HK SFO and any rules made thereunder.
Japan
The Notes have not been and will not be registered for a public offering in Japan pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”), since this solicitation constitutes a “solicitation targeting QIIs,” as defined in Article 23-13, Paragraph 1 of the FIEA, and the Notes may not be offered or sold, and each underwriter has represented, warranted and agreed, that it will not offer or sell any Notes, directly or indirectly in Japan or to or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any Japanese Person, except in compliance with the FIEA and any other applicable laws, regulations, ordinances and ministerial guidelines of Japan taken as a whole. For the purposes of this paragraph, “Japanese Person” shall mean any person having his place of domicile or residence in Japan, as well as any corporation or other entity organized under the laws of Japan or having its principal office in Japan.
Singapore
This prospectus supplement has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Class of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

VALIDITY OF THE NOTES
The validity of the Notes and the Subsidiary Guarantee will be passed upon for us by Debevoise & Plimpton LLP, 66 Hudson Boulevard, New York, New York 10001. Certain legal matters relating to the issuance of the Subsidiary Guarantee will be passed upon for us by George Djurasovic, Vice President and Interim General Counsel of the Company. Certain legal matters relating to the issuance of the Notes and the Subsidiary Guarantee will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, 31 W. 52nd Street, New York, New York 10019. Pillsbury Winthrop Shaw Pittman LLP represents us from time to time in connection with various matters.
EXPERTS
The consolidated financial statements of Principal Financial Group, Inc. appearing in Principal Financial Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025 (including schedules appearing therein), and the effectiveness of Principal Financial Group, Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access our filings with the SEC, including the registration statement to which this prospectus supplement relates (including the exhibits and schedules thereto).
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC prior to the termination of the offering under this prospectus supplement will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than reports or portions thereof furnished under Item 2.02 or 7.01 on Form 8-K and not specifically incorporated by reference, prior to the termination or completion of the offering under this prospectus supplement:
(a)
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

(b)
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026; and

(c)
our Current Report on Form 8-K filed on May 20, 2026.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Requests for such copies should be directed to the Office of the Corporate Secretary, Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392, Telephone: (515) 247-5111.

PROSPECTUS
Principal Financial Group, Inc.
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Purchase Units
as Described in this Prospectus
and the Accompanying Prospectus Supplement
by Principal Financial Group, Inc.
By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.
We will provide specific terms of any securities and any associated subsidiary guarantee to be offered in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change, add to, update, supplement or clarify information contained in this prospectus.
We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.
Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.
Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “PFG”.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.
Investing in these securities involves risks. See “Risk Factors” on page 2.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 25, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we or any of our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, change, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Principal Financial Group, Inc. or Principal Financial Services, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Principal Financial Group, Inc. or Principal Financial Services, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless otherwise indicated, or the context otherwise requires, references in this prospectus to “Principal,” “we,” “us” and “our” or similar terms are to Principal Financial Group, Inc. and its subsidiaries, references to the “Subsidiary Guarantor” are to Principal Financial Services, Inc., and references to “Principal Life” are to Principal Life Insurance Company.

FORWARD-LOOKING STATEMENTS
Certain of the statements contained in this prospectus or incorporated by reference that are not historical facts may be considered forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. Except as required by applicable law, we do not undertake to publicly update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on us may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in our most recently filed Annual Report on Form 10-K, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation:
•
adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, as well as our access to capital and cost of capital;

•
conditions in the global capital markets, including the equity, bond or real estate markets and the economy generally may materially and adversely affect our business and results of operations;

•
changes in interest rates or credit spreads or a prolonged low interest rate environment may adversely affect our results of operations, financial condition and liquidity and our net income can vary from period to period;

•
our investment portfolio’s risks may reduce asset values, credited returns and overall financial performance;

•
our valuation of investments and the determinations of the amount of allowances and impairments taken on our investments may include methodologies, estimations and assumptions that are subject to differing interpretations and, if changed, could materially adversely affect our results of operations or financial condition;

•
any impairments of, or valuation allowances against, our deferred tax assets could adversely affect our results of operations and financial condition;

•
we may face losses on our insurance and annuity products if our actual experience differs significantly from our pricing and reserving assumptions;

•
the pattern of amortizing our deferred acquisition cost (“DAC”) asset and other actuarial balances may change, impacting both the level of our DAC asset and other actuarial balances and the timing of our net income;

•
changes in laws or regulations may reduce our profitability or impact how we do business;

•
our ability to pay stockholder dividends, make share repurchases and meet our obligations may be constrained by the limitations on dividends or other distributions Iowa insurance laws impose on Principal Life;

•
changes in accounting standards may adversely affect our reported results of operations and financial condition;

•
litigation and regulatory investigations may affect our financial strength or reduce our profitability;

•
damage to our reputation may adversely affect our revenues and profitability;

•
we may not be able to protect our intellectual property and may be subject to infringement claims;

•
from time to time, we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest and penalties in amounts that may be material;

•
applicable laws and our certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests;

•
our risk management framework may not identify or mitigate all risks, potentially leading to unexpected losses;

•
competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, may impair our ability to retain existing customers, attract new customers and maintain our profitability;

•
a downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales, terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition;

•
client terminations or withdrawals or changes in investor preferences may lead to a reduction in revenues for our asset management and accumulation businesses;

•
guarantees within certain of our products that protect policyholders may decrease our net income or increase the volatility of our results of operations or financial position under U.S. generally accepted accounting principles if our hedging or risk management strategies prove ineffective or insufficient;

•
our international businesses face political, legal, operational and other risks that could reduce our profitability in those businesses;

•
we face risks arising from fraudulent activities;

•
we face risks arising from vendor failures or data breaches;

•
we face risks arising from our participation in joint ventures;

•
we may need to fund deficiencies in our “Closed Block” assets;

•
our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and financial condition;

•
we face risks arising from future acquisitions of businesses;

•
we face risks in administering coinsurance with funds withheld reinsurance agreements;

•
if we are unable to attract, develop and retain qualified employees and sales representatives and develop new distribution sources, our results of operations, financial condition, strategic growth commitments and sales of our products may be adversely impacted;

•
interruptions in information technology, infrastructure or other internal or external systems used for our business operations, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems, could disrupt our business, damage our reputation and adversely impact our profitability;

•
our financial results may be adversely impacted by global climate changes; and

•
catastrophic events could adversely affect our operations, net income or financial condition.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS
In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and the accompanying prospectus supplements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Principal, its subsidiaries or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:
•
should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•
may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•
were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Principal and its subsidiaries may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as Principal’s other public filings, which are available without charge through the SEC’s website at www.sec.gov.

v

PRINCIPAL FINANCIAL GROUP, INC.
Principal Financial Group, Inc. is a leader in global financial services, offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement, asset management and workplace benefits and protection solutions through our diverse family of financial services companies. We had $1,814.6 billion in assets under administration, including $781.0 billion in assets under management as of December 31, 2025.
Our global asset management businesses serve a broad range of institutional, retirement, high net worth, and retail investors worldwide. Our focused investment teams provide diverse, long-term investment capabilities including equity, fixed income, real estate, and other alternative investments, as well as fund offerings. Our international asset management and accumulation businesses focus on the opportunities created as aging populations around the world drive increased demand for retirement accumulation, retirement asset management and retirement income management solutions.
In the U.S., we offer a broad array of retirement and employee benefit and insurance solutions to meet the needs of the business owner and their employees. We are a leading provider of defined contribution plans, nonqualified plans, defined benefit plans and pension risk transfer services. We are also a leading employee stock ownership plan consultant. In addition, we are one of the largest providers of specialty benefits and insurance solutions for business owners and their employees. We believe small and medium-sized businesses are an underserved market, offering attractive growth opportunities in the retirement and employee benefit markets.
The principal executive office for both Principal Financial Group, Inc. and Principal Financial Services, Inc. is located at 711 High Street, Des Moines, Iowa 50392, and the telephone number is (515) 247-5111.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and other information contained in the applicable prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information.”

USE OF PROCEEDS
Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in subsidiaries, acquisitions and refinancing of debt, including commercial paper and other short-term indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

DESCRIPTION OF GUARANTEE OF PRINCIPAL FINANCIAL SERVICES, INC.
Principal Financial Services, Inc. may guarantee, fully and unconditionally or otherwise, our obligations with respect to any non-convertible securities, other than common stock, as described in the applicable prospectus supplement.
If Principal Financial Services, Inc. guarantees these obligations under any such securities, we will tell you in the applicable prospectus supplement and describe the terms of such subsidiary guarantee, which we refer to as the “subsidiary guarantee,” in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, the subsidiary guarantee will be an unsecured obligation of Principal Financial Services, Inc. and will be enforceable against Principal Financial Services, Inc. without any need to first enforce against Principal Financial Group, Inc.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” The senior debt securities will rank equally in right of payment with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.
We will issue the senior debt securities in one or more series under an indenture, which we refer to as the “senior indenture,” entered into among us, Principal Financial Services, Inc. which we refer to in this prospectus as the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, dated as of May 21, 2009. We will issue subordinated debt securities in one or more series under an indenture, which we refer to as the “subordinated indenture,” to be entered into, among us, the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. In this prospectus, we refer to the senior indenture and the subordinated indenture as “the indentures,” and The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under each indenture and under the junior subordinated indenture (as defined below), as the “trustee” or the “trustees,” as the context requires.
We may from time to time without notice to, or the consent of, the holders of the debt securities, create and issue additional debt securities under the indentures having the same terms and conditions as existing debt securities, so that such additional debt securities may be consolidated and form a single series with existing debt securities and have the same terms as to ranking, status, redemption and otherwise as existing debt securities.
The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a holder of our debt securities. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt securities. The senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.
The Debt Securities Are Unsecured Obligations
Our debt securities will be unsecured obligations and our senior debt securities will rank equally in right of payment with all of our other senior unsecured and unsubordinated obligations.
We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the debt securities and the Subsidiary Guarantor’s ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the debt securities, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including those of the Subsidiary Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor’s subsidiaries, including obligations to policyholders.

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “— Subordination under the Subordinated Indenture” and the prospectus supplement relating to any offering of subordinated debt securities.
Terms of the Debt Securities
We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.
You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:
•
title of the debt securities,

•
any limit upon the aggregate principal amount of the series,

•
maturity date(s) or the method of determining the maturity date(s),

•
interest rate(s) or the method of determining the interest rate(s),

•
dates on which interest will be payable and circumstances, if any, in which interest may be deferred,

•
dates from which interest will accrue and the method of determining those dates,

•
place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange,

•
place or places where notices and demands relating to the debt securities and the indentures may be made,

•
redemption or early payment provisions pursuant to any sinking fund or similar provisions,

•
authorized denominations if other than denominations of $1,000 or integral multiples of $1,000,

•
currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

•
any additions, modifications or deletions, in the events of default or covenants of Principal Financial Group, Inc. specified in the indenture relating to the debt securities,

•
if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

•
any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•
any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts,

•
whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities,

•
whether the debt securities will be issued in whole or in part in the form of one or more global securities,

•
identity of the depositary for global securities,

•
appointment of any paying agent(s),

•
the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of Principal Financial Group, Inc. or any other person and any changes to the indenture to permit or facilitate such conversion or exchange,

•
in the case of the subordinated indenture, any provisions regarding subordination,

•
provided the debt securities are non-convertible, whether the Subsidiary Guarantor will guarantee our obligations under the debt securities and, if so, the material terms of the subsidiary guarantee, and

•
any other special terms of such debt securities or related guarantee.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants” and “Description of Purchase Contracts and Purchase Units.”
Special Payment Terms of the Debt Securities
We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These debt securities may bear no interest or interest at a rate which, at the time of issuance, is below market rates. We will describe United States federal tax consequences and special considerations relating to any series of debt securities in the applicable prospectus supplement.
The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.
If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.
Denominations, Registration and Transfer
We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount and bearing the same interest rate.
You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge, but you must pay any taxes, assessments and other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.
Global Debt Securities
We may issue all or any part of a series of debt securities in the form of one or more global securities. We will appoint the depositary holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in registered form. Unless it is exchanged for individual debt securities, a global security may not be transferred except:
•
by the depositary to its nominee,

•
by a nominee of the depositary to the depositary or another nominee, or

•
by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Security
If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.
So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:
•
will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

•
will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

•
will not be considered the owner or holder of the debt securities under the indenture.

Payments of Principal, Premium and Interest
We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.
We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.
Issuance of Individual Debt Securities
Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.
Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000.
Payment and Paying Agents
Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.
Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.
Redemption
Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.
Unless we state otherwise in an applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.
Redemption Price
Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.
Notice of Redemption
Unless we state otherwise in an applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.
Consolidation, Merger and Sale of Assets
We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless:
•
we will be the surviving company in any merger or consolidation,

•
if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities,

•
immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•
other conditions described in the relevant indenture are met.

This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant would not apply to any recapitalization transaction, a change of control of Principal Financial Group, Inc. or a highly leveraged transaction, unless such transaction or change of control were structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Limitations upon Liens
The indentures provide that neither we nor any of our restricted subsidiaries are permitted, directly or indirectly, to create, issue, assume, incur, guarantee or become liable with respect to any indebtedness for money borrowed which is secured by a lien on any of the present or future common stock of a restricted subsidiary, unless the debt securities, and if we so elect, any of our other indebtedness ranking at least pari passu with the debt securities, shall be secured equally and ratably with, or prior to, such other secured indebtedness for money borrowed so long as it is outstanding.
When we use the term “restricted subsidiary,” we mean Principal Life Insurance Company and any other subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the life, annuity, property and casualty insurance businesses. However, no subsidiary, other than Principal Life Insurance Company, is a restricted subsidiary:
•
if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

•
if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of us and our subsidiaries taken as a whole.

Modification and Waiver
Modification
We, the trustee and, if applicable, the Subsidiary Guarantor may modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:
•
change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security,

•
reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security,

•
change the place of payment, or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable,

•
impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date,

•
reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture,

•
modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected,

•
modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities, or

•
modify the provisions with respect to any outstanding guarantee of any debt securities in a manner materially adverse to the holders of such outstanding debt securities.

Waiver
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.
The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.
Events of Default
Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:
•
default for 30 days in the payment of any interest when due,

•
default in the payment of principal, or premium, if any, when due,

•
default in the performance, or breach, of any covenant or warranty in the indenture for 90 days after written notice,

•
certain events of bankruptcy, insolvency or reorganization,

•
any other event of default described in the applicable board resolution, guarantee or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.
Effect of an Event of Default
Under each indenture, if an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration.
If an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.
Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indentures (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee security or indemnity satisfactory to the trustee. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.
Legal Proceedings and Enforcement of Right to Payment
You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered security or indemnity satisfactory to the trustee, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.
Satisfaction and Discharge
Each indenture provides that when, among other things, all debt securities of a series not previously delivered to the trustee for cancellation:
•
have become due and payable,

•
will become due and payable at their stated maturity within one year, or

•
are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we deposit or cause to be deposited with the trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount (such amount to be certified in the case of United States government obligations) to be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then such indenture will cease to be of further effect with respect to debt securities of such series, and we will be deemed to have satisfied and discharged such indenture with respect to debt securities of such series. However, we will continue to be obligated to pay all other sums due under such indenture and to provide the officers’ certificates and opinions of counsel described in such indenture.
Defeasance and Covenant Defeasance
Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Limitation upon Liens” and “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”
Defeasance or covenant defeasance may be effected only if:
•
we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series,

•
we deliver to the trustee an opinion of counsel to the effect that:

•
the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•
the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the debt securities of that series, in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, that result would not occur under current tax law,
•
no event of default under the indenture has occurred and is continuing,

•
such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•
such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

•
we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•
other conditions specified in the indentures are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined below under “Subordination under the Subordinated Indenture,” and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.
Conversion or Exchange
We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets you would receive would be issued or delivered.
Subordination Under the Subordinated Indenture
In the subordinated indenture, we will agree, and holders of subordinated indebtedness will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the subordinated indenture.
Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.
If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.
We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:
•
a default in any payment on senior indebtedness then exists,

•
an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

•
any judicial proceeding is pending in connection with default.

When we use the term “indebtedness,” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:
•
every obligation of, or any obligation guaranteed by, that person for money borrowed,

•
every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

•
every capital lease obligation of that person, and

•
any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

The term “indebtedness” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.
When we use the term “senior indebtedness,” we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other indebtedness which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.
The subordinated indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.
The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Information Concerning the Trustees
The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.
Each of the trustees may act as depositary for funds of, makes loans to, and performs other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
We may offer junior subordinated debt securities. We refer to the junior subordinated debt securities in this prospectus as the “junior subordinated debt securities.” The junior subordinated securities will be unsecured, subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior indebtedness as defined in the junior subordinated indenture, which includes all debt issued under our senior indenture or subordinated indenture.
We will issue the junior subordinated debt securities in one or more series under an indenture, which we refer to as the “junior subordinated indenture,” entered into among us, the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, dated as of May 7, 2015.
We may from time to time and without notice to, or consent of, the holders of the junior subordinated debt securities, create and issue additional junior subordinated debt securities under the junior subordinated indenture having the same terms and conditions as existing junior subordinated debt securities, so that such additional junior subordinated debt securities may be consolidated and form a single series with existing junior subordinated debt securities and have the same terms as to ranking, status, redemption and otherwise as existing junior subordinated debt securities.
The following description of the terms of the junior subordinated debt securities is a summary. It summarizes only those terms of the junior subordinated debt securities which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.
Ranking of the Junior Subordinated Debt Securities
The junior subordinated debt securities will be unsecured obligations and will rank equally in right of payment with all of our other junior subordinated obligations, including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities. See “— Subordination.”
We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the junior subordinated debt securities and the Subsidiary Guarantor’s ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans.
Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the junior subordinated debt securities, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us.
In addition, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including those of the Subsidiary Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor’s subsidiaries, including obligations to policyholders.

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See “— Subordination” and the prospectus supplement relating to any offering of securities.
Terms of the Junior Subordinated Debt Securities
We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.
You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities. These may include:
•
the title and any limit upon the aggregate principal amount,

•
the date(s) on which the principal is payable or the method of determining those date(s),

•
the interest rate(s) or the method of determining these interest rate(s),

•
the date(s) on which interest will be payable or the method of determining these date(s),

•
the circumstances in which interest may be deferred, if any,

•
the regular record date or the method of determining this date,

•
the place or places where we may pay principal, premium, if any, and interest,

•
the redemption or early payment provisions,

•
the authorized denominations,

•
the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debt securities,

•
additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated indenture,

•
if other than the principal amount of the junior subordinated debt securities, the portion of the principal amount that will be payable upon acceleration of the date on which principal is payable,

•
additions to or changes to the junior subordinated indenture necessary for the issuance of junior subordinated debt securities in bearer form, registrable as to principal or not and with interest coupons or not,

•
any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

•
whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debt securities,

•
whether we will issue the junior subordinated debt securities, in whole or in part, in the form of one or more global securities,

•
the appointment of the trustee or any person authorized to pay principal, premium, if any, and interest,

•
the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debt securities into cash or other securities or property,

•
whether the junior subordinated debt securities will be senior or subordinated to other series of junior subordinated debt securities, and whether other subordination provisions will apply,

•
provisions granting special rights to holders of the junior subordinated debt securities upon the occurrence of specific events,

•
whether the junior subordinated debt securities will be defeasible, and the manner in which we will evidence any choice to defease the junior subordinated debt securities,

•
any special tax considerations of the junior subordinated debt securities,

•
any change in the right of the Trustee or holders of the junior subordinated debt securities to declare principal due and payable,

•
the provisions of the junior subordinated indenture that do not apply to the junior subordinated debt securities,

•
provided the junior subordinated debt securities are non-convertible, whether the Subsidiary Guarantor will guarantee, on an unsecured junior subordinated basis, our obligations under the junior subordinated debt securities and, if so, the material terms of the subsidiary guarantee, and

•
any other special terms of such junior subordinated debt securities or related guarantee.

Special Payment Terms of the Junior Subordinated Debt Securities
We may issue junior subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.
The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities and the foreign currency units in the applicable prospectus supplement.
If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe special United States federal income tax, accounting and other considerations relating to the junior subordinated debt securities in the applicable prospectus supplement.
Denominations, Registration and Transfer
Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Junior subordinated debt securities of any series will be exchangeable for other junior subordinated debt securities of the same issue and series, of any authorized denomination of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.
You may present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge, but you may be obligated to pay any taxes and other governmental charges as described in the junior subordinated indenture. We will appoint the trustee as securities registrar under the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.
If we redeem any junior subordinated debt securities, neither we nor the trustee will be required to:
•
issue, register the transfer of, or exchange junior subordinated debt securities during a period beginning at the opening of business 15 calendar days before the day of selection for redemption of the junior subordinated debt securities and ending at the close of business on the day of mailing of the relevant notice of redemption, or

•
register, transfer or exchange any junior subordinated debt securities selected for redemption, except for any portion not redeemed of any junior subordinated debt security that is being redeemed in part.

Global Junior Subordinated Debt Securities
We may issue a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will identify the depositary holding the global junior subordinated debt securities in the applicable prospectus supplement. We will issue global junior subordinated debt securities only in fully registered form. Unless it is exchanged for an individual junior subordinated debt security, a global junior subordinated debt security may not be transferred except as a whole:
•
by the depositary to its nominee,

•
by a nominee of the depositary to the depositary or another nominee, or

•
by the depositary or any nominee to a successor depositary, or any nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.
Beneficial Interests in a Global Junior Subordinated Debt Security
If we issue a global junior subordinated debt security, the depositary for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debt securities, or by us if the junior subordinated debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.
So long as the depositary or its nominee is the registered owner of the global junior subordinated debt security, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated indenture. Except as provided below, you:
•
will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name,

•
will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form, and

•
will not be considered the owner or holder of the junior subordinated debt security under the junior subordinated indenture.

Payments of Principal, Premium and Interest
We will make principal, premium and interest payments on global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt security or its nominee. The depositary for the junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.
We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.
Issuance of Individual Junior Subordinated Debt Securities
Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and to any limitations described in the prospectus supplement relating to the junior subordinated debt securities, determine not to have any junior subordinated debt securities represented by one or more global junior subordinated debt securities. If that occurs, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security.
Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary for the global junior subordinated debt security, receive individual junior subordinated debt securities in exchange for your beneficial interest in a global junior subordinated debt security, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities. In that instance, you will be entitled to physical delivery of individual junior subordinated debt securities equal in principal amount to that beneficial interest and to have the junior subordinated debt securities registered in your name. Unless we otherwise specify, those individual junior subordinated debt securities will be issued in denominations of $1,000 and integral multiples of $1,000.
Payment and Paying Agents
Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.
Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.
Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.
Redemption
Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.
Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem junior subordinated debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.
Redemption Price
Unless otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security redeemed shall be equal to 100% of the principal amount plus any accrued and unpaid interest as of the redemption date, provided however, that installments of accrued and unpaid interest whose stated maturity is on or prior to the redemption date will be payable to the holders of such securities, or one or more predecessor securities, registered as such at the close of business on the relevant regular record dates, unless otherwise so specified.
Notice of Redemption
Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.
Consolidation, Merger, Sale of Assets and Other Transactions
We will not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us, unless the Company is the surviving person or:
•
if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person shall be a corporation, partnership, trust or limited liability company organized and validly existing under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debt securities,

•
immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•
other conditions described in the junior subordinated indenture are met.

The general provisions of the junior subordinated indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.
Option to Defer Payment of Interest
If provided in the applicable prospectus supplement, so long as no event of default with respect to the junior subordinated debt securities of such series has occurred and is continuing, we will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not defer payment of interest beyond the final maturity of such series of junior subordinated debt securities. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.
If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:
•
declare or pay any dividends or other distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, or

•
make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities or make any guarantee payments pursuant to any guarantee issued by us of any debt securities of any of our subsidiaries that in each case rank equally with the junior subordinated debt securities or junior to the junior subordinated debt securities.

Modification and Waiver
Modification
We, the trustee and, if applicable, the Subsidiary Guarantor may, without the consent of the holders of junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of junior subordinated debt securities. We may also amend the junior subordinated indenture to maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.
We, the trustee and, if applicable, the Subsidiary Guarantor may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debt securities affected, modify the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debt securities. However, no modification may, without the consent of the holder of each outstanding junior subordinated debt security affected:
•
change the stated maturity of the junior subordinated debt securities,

•
reduce the principal amount of the junior subordinated debt securities,

•
reduce the rate or, except as permitted by the junior subordinated indenture and the terms of the series of junior subordinated debt securities, extend the time of payment of interest on the junior subordinated debt securities.

•
modify the subordination provisions of the junior subordinated indenture with respect to the subordination of a series of junior subordinated debt securities or the subsidiary guarantee in any manner materially adverse to the holders of such series, or

•
reduce the percentage of principal amount of the junior subordinated debt securities, the holders of which are required to consent to the modification of the junior subordinated indenture.

In addition, we, the trustee and, if applicable, the Subsidiary Guarantor may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.
Waiver
The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debt securities may rescind and annul the declaration of an event of default and its consequences if:
•
the event of default is other than our non-payment of the principal of the junior subordinated debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

•
we have paid or deposited with the trustee a sum sufficient to pay:

•
all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

•
certain amounts owing to the trustee, its agents and counsel.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities affected by the default may, on behalf of the holders of all the junior subordinated debt securities of such series, waive any past default with respect to such series and its consequences, except a default (1) in the payment of the principal of, or premium, if any, or interest on, any junior subordinated debt security of such series or (2) in respect of a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security affected.
Events of Default
Under the terms of the junior subordinated indenture, the events that constitute an event of default for a series of junior subordinated debt securities will include:
•
certain events of our bankruptcy, insolvency or receivership, and

•
any other event specified in the applicable board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

Unless we state otherwise in the applicable prospectus supplement, there shall be no right of acceleration of principal and accrued but unpaid interest on any series of junior subordinated debt securities in the case of any default in the payment of principal of, premium, if any, or interest in such series of junior subordinated debt securities or any failure by us or, if applicable, the Subsidiary Guarantor to comply with any covenant contained in the junior subordinated indenture or the junior subordinated debt securities of such series.
Effect of Event of Default
The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debt securities may declare the principal and accrued but unpaid interest due and payable immediately upon an event of default (other than an event of default relating to our bankruptcy, insolvency or reorganization). If an event of default relating to our bankruptcy, insolvency or reorganization occurs, the principal amount of all junior subordinated debt securities of the series shall automatically, and without any declaration or other action on the part of the trustee or any holder of junior subordinated debt securities, become due and payable.
We will be required under the junior subordinated indenture to file annually with the junior subordinated indenture trustee a certificate of compliance.
Satisfaction and Discharge
The junior subordinated indenture provides that when, among other things, all junior subordinated debt securities of a series not previously delivered to the trustee for cancellation:
•
have become due and payable, or

•
will become due and payable at their stated maturity within one year of the date of deposit, or

•
are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at our expense,

and we deposit or cause to be deposited with the trustee, in trust, (1) money; (2) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (3) a combination thereof, in each case in an amount sufficient to pay and discharge, and which shall be applied by the trustee to pay and discharge, the entire indebtedness on the junior subordinated debt securities of such series not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the junior subordinated indenture will cease to be of further effect with respect to junior subordinated debt securities of such series and we will be deemed to have satisfied and discharged the junior subordinated indenture with respect to junior subordinated debt securities of such series. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described in the junior subordinated indenture.
Defeasance and Covenant Defeasance
Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the junior subordinated debt securities at any time, and that we may also be released from our obligations described above under “Consolidation, Merger, Sale of Assets and Other Transactions” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:
•
we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding junior subordinated debt securities of that series,

•
we deliver to the trustee an opinion of counsel to the effect that:

•
the holders of the junior subordinated debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•
the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the junior subordinated debt securities of that series, in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, that result would not occur under current tax law,
•
no event of default under the junior subordinated indenture has occurred and is continuing,

•
such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•
such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

•
we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•
other conditions specified in the junior subordinated indenture are met.

The junior subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined below under “Subordination,” and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.
Conversion or Exchange
We may issue junior subordinated debt securities that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the securities, property or assets you would receive would be issued or delivered.
Subordination
In the junior subordinated indenture, we have agreed, and holders of junior subordinated debt securities will be deemed to have agreed, that any junior subordinated debt securities are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.
If the maturity of any junior subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.
We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debt securities or for the acquisition of junior subordinated debt securities (other than any sinking fund payment) if:
•
a default in any payment on senior indebtedness then exists,

•
an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

•
any judicial proceeding is pending in connection with default.

When we use the term “indebtedness,” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:
•
every obligation of, or any obligation guaranteed by, that person for money borrowed,

•
every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

•
every capital lease obligation of that person, and

•
any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

The term “indebtedness” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.
When we use the term “senior indebtedness,” we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the junior subordinated indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other indebtedness which ranks equally with, or junior to, the junior subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.
The junior subordinated indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.
The junior subordinated indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debt securities.
Governing Law
The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The trustee will not be required to expend or risk its own funds or incur personal financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF CAPITAL STOCK OF PRINCIPAL FINANCIAL GROUP, INC.
Our authorized capital stock consists of 2.5 billion shares of common stock and 500 million shares of preferred stock.
As of December 31, 2025, we had approximately 217.4 million outstanding shares of common stock.
The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation (“certificate of incorporation”), our Amended and Restated By-Laws (“by-laws”) and the Delaware General Corporation Law (“DGCL”), and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our certificate of incorporation and by-laws are filed as exhibits to the registration statement that includes this prospectus and are incorporated by reference herein. See “Where You Can Find More Information” for information on how to obtain copies of our certificate of incorporation and by-laws.
Common Stock
Holders of common stock are entitled to receive such dividends as may from time to time be declared by our board of directors out of funds legally available for the payment of such dividends. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of Principal Financial Group, Inc., holders of common stock are entitled to share equally and ratably in the assets of Principal Financial Group, Inc., if any, remaining after the payment of all liabilities of Principal Financial Group, Inc. and the liquidation preference of any outstanding class or series of preferred stock. The rights and privileges of holders of common stock are subject to any series of preferred stock that we may issue in the future, as described below. Our common stock is listed on the Nasdaq under the symbol “PFG”.
Preferred Stock
We will describe the particular terms of any series of preferred stock and any related guarantee in the prospectus supplement relating to the offering.
Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the voting rights, designations, preferences and qualifications, limitations and restrictions of the shares constituting any series, without any further vote or action by our stockholders. The issuance of preferred stock by our board of directors could adversely affect the rights of holders of common stock.
We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of preferred stock through a certificate of designation adopted by our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common stock that you will receive as a holder of preferred stock would be converted or exchanged.
Change of Control Related Provisions in Our Certificate of Incorporation and By-Laws, and Delaware and Other State Law
A number of provisions of our certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of our certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential antitakeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the DGCL and Iowa and other state insurance laws may also have an antitakeover effect. The following description of selected provisions of our certificate of incorporation and by-laws and selected provisions of the DGCL and Iowa and other state insurance laws are necessarily general and reference should be made in each case to our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement that includes this prospectus, and to the provisions of those laws. See “Where You Can Find More Information” for information on where to obtain a copy of our certificate of incorporation and by-laws.
Unissued Shares of Capital Stock
Common Stock.   As of December 31, 2025, we had approximately 217.4 million outstanding shares of common stock. The remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.
Preferred Stock.   Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by our stockholders. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.
Classified Board of Directors and Removal of Directors.   Our certificate of incorporation provides that the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our certificate of incorporation also provides that directors may be removed only for cause at a meeting of stockholders by a vote of a majority of the shares then entitled to vote. This provision may have the effect of slowing or impeding a change in membership of our board of directors that would effect a change of control.
Restriction on Maximum Number of Directors and Filling of Vacancies on our Board of Directors.   Our by-laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors shall at no time consist of fewer than three directors. Stockholders can only remove a director for cause by a vote of a majority of the shares entitled to vote, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, may be filled by a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled, it shall be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent.   Our by-laws provide for advance notice requirements for stockholder proposals and nominations for director, including those set forth under “— Proxy Access” below. In addition, under the provisions of both our certificate of incorporation and by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called meeting. The Chairman of the board of directors, chief executive officer, or, under some circumstances, the president or any vice president, and the board of directors may call a special meeting. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.
Proxy Access.   Our by-laws contain a “proxy access” provision that permits a stockholder or group of up to 20 stockholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate one or more candidates for election to the board of directors, and requires us to include such candidate(s) in our proxy materials for the meeting at which such election will be held, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our by-laws. The maximum number of nominees that may be included in the proxy materials pursuant to the proxy access provision may not exceed the greater of two directors or 20% of the number of directors in office. An eligible stockholder proposing to nominate a person for election to the board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement delivered in connection with the immediately preceding year’s annual meeting of stockholders (or, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, no later than the close of business on the day that is 180 days prior to such other meeting date or the tenth day following the date such other meeting date is first publicly announced or disclosed, whichever first occurs).
Limitations on Director Liability
Our certificate of incorporation contains a provision that is designed to limit our directors’ liability. Specifically, directors will not be held liable to Principal Financial Group, Inc. for monetary damages for breach of their fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the DGCL and any amendments to that law.
The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of Principal Financial Group, Inc. unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our certificate of incorporation does not eliminate our directors’ duty of care. The inclusion of this provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Principal Financial Group, Inc. and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.
Our by-laws also provide that we will indemnify our directors and officers. We are required to indemnify our directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending, threatened or completed legal proceedings because of the director’s or officer’s position with Principal Financial Group, Inc. or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of Principal Financial Group, Inc.
Supermajority Voting Requirement for Amendment of Certain Provisions of our Certificate of Incorporation and By-Laws.   The provisions of our certificate of incorporation governing, among other things the classified board, the director’s discretion in determining what he or she reasonably believes to be in the best interests of Principal Financial Group, Inc., the liability of directors and the elimination of stockholder actions by written consent may not be amended, altered or repealed unless the amendment is approved by the vote of holders of three-fourths of the shares then entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the DGCL for the repeal or amendment of such provisions of the certificate of incorporation. Our by-laws may be amended by the board of directors or by the vote of holders of three-fourths of the shares then entitled to vote. These provisions make it more difficult for any person to remove or amend any provisions that have an antitakeover effect.
Business Combination Statute.   In addition, as a Delaware corporation, we are subject to Section 203 of the DGCL, unless we elect in our certificate of incorporation not to be governed by the provisions of Section 203. We have not made that election. Section 203 can affect the ability of an “interested stockholder” of Principal Financial Group, Inc. to engage in business combinations, such as mergers, consolidations or acquisitions of additional shares of Principal Financial Group, Inc., for a period of three years following the time that the stockholder becomes an “interested stockholder.” An “interested stockholder” is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (a) the business combination or transaction which results in the stockholder becoming an “interested stockholder” is approved by the corporation’s board of directors prior to the time the stockholder becomes an “interested stockholder” or (b) the “interested stockholder,” upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.
Limitations on Acquisitions of Securities
State insurance laws and other related state laws could be a significant deterrent to any person interested in acquiring control of Principal Financial Group, Inc. The insurance holding company and other insurance laws of many states regulate changes of control of insurance holding companies, such as Principal Financial Group, Inc. A change of control is generally presumed upon acquisitions of 10% or more of voting securities. The Iowa and Arizona insurance holding company laws and other Delaware, Vermont and California laws and regulations, which are applicable to us, require filings in connection with proposed acquisitions of control of domestic insurance companies and other regulated entities. These insurance holding company laws and other laws and regulations prohibit a person from acquiring direct or indirect control of an insurer or other regulated entity incorporated in the relevant jurisdiction without prior regulatory approval.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF DEPOSITARY SHARES
General Terms
We may elect to offer depositary shares representing receipts for fractional interests in debt securities, junior subordinated debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, junior subordinated debt security or share of a particular series of preferred stock, as the case may be.
We will deposit the debt securities, junior subordinated debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary, which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security, junior subordinated debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security, junior subordinated debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, junior subordinated debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.
In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.
Redemption of Depositary Shares
If we redeem a debt security, junior subordinated debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, junior subordinated debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, junior subordinated debt securities or preferred stock. Whenever we redeem debt securities, junior subordinated debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, junior subordinated debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
Exercise of Rights under the Indentures or Voting the Preferred Stock
Upon receipt of notice of any meeting at which you, as a holder of interests, in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities or junior subordinated debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities or junior subordinated debt securities represented by that holder’s depositary shares or how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, junior subordinated debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or junior subordinated debt securities or to vote the amount of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or junior subordinated debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement will terminate if:
•
all outstanding depositary shares have been redeemed, or

•
there has been a complete repayment or redemption of the debt securities or junior subordinated debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, junior subordinated debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, junior subordinated debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, junior subordinated debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, junior subordinated debt securities or preferred stock, as the case may be.
Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, junior subordinated debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, junior subordinated debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS
We may issue warrants, including warrants to purchase debt securities, junior subordinated debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.
The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Debt Warrants
We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities or junior subordinated debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:
•
the title of the debt warrants,

•
the debt securities for which the debt warrants are exercisable,

•
the aggregate number of the debt warrants,

•
the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise,

•
currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

•
the procedures and conditions relating to the exercise of the debt warrants,

•
the designation and terms of any related debt securities or junior subordinated debt securities and any guarantee issued with the debt warrants, and the number of debt warrants issued with each debt security or junior subordinated debt security,

•
the date, if any, from which you may separately transfer the debt warrants and the related securities,

•
the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

•
the maximum or minimum number of the debt warrants which you may exercise at any time,

•
if applicable, a discussion of material United States federal income tax considerations,

•
any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

•
the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities or junior subordinated debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities or junior subordinated debt securities purchasable upon the exercise.
Other Warrants
We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:
•
the title of the warrants,

•
the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants,

•
the aggregate number of the warrants,

•
the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased,

•
currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

•
the procedures and conditions relating to the exercise of the warrants,

•
the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

•
the date, if any, from which you may separately transfer the warrants and the related securities,

•
the date on which your right to exercise the warrants commences, and the date on which your right expires,

•
the maximum or minimum number of warrants which you may exercise at any time,

•
if applicable, a discussion of material United States federal income tax considerations, and

•
any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.
Exercise of Warrants
We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amounts of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the applicable prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.
We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock or other securities, property or assets, at a future date or dates. Alternatively, the purchase contacts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, junior subordinated debt securities, depositary shares representing fractional interests in debt securities, junior subordinated debt securities, or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the purchase contract. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any purchase contracts or purchase units and any related guarantee.

PLAN OF DISTRIBUTION
We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we designate may solicit offers to purchase the securities.
•
We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•
Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•
Agents may be deemed to be underwriters under the Securities Act of 1933, as amended (the “Securities Act”) of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.
•
If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•
We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•
The underwriters will use the applicable prospectus supplement to sell the securities.

We may use a dealer to sell the securities.
•
If we use a dealer, we, as principal, will sell the securities to the dealer.

•
The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•
We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•
If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•
These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•
We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority (“FINRA”) member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).
Any underwriters, agents, dealers or remarketing firms will be identified and their compensation described in a prospectus supplement.

VALIDITY OF SECURITIES
Unless we state otherwise in the applicable prospectus supplement the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.
EXPERTS
The consolidated financial statements of Principal Financial Group, Inc. appearing in Principal Financial Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025 (including schedules appearing therein), and the effectiveness of Principal Financial Group, Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements. Our website is located at www.principal.com. We post filings on our website as soon as practicable after they are electronically filed with, or furnished to, the SEC. All such postings and filings are available on the “Investor Relations” portion of our website free of charge. Information contained on or connected to any website referenced in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein is not incorporated by reference in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, and any website references are intended to be inactive textual references only unless expressly noted.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s Internet site.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:
•
our Annual Report on Form 10-K for the year ended December 31, 2025;

•
description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated December 15, 2017;

•
our Proxy Statement on Schedule 14A dated April 7, 2025 (solely to the extent the information therein is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024); and

•
all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than reports or portions thereof furnished under Item 2.02 or 7.01 on Form 8-K and not specifically incorporated by reference, after the date of this prospectus.

You can obtain any filing incorporated by reference into this prospectus through us or from the SEC through the SEC’s Internet site. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Office of the Corporate Secretary, Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392 (Telephone: (515) 247-5111).

$
PRINCIPAL FINANCIAL GROUP, INC.
$       % Senior Notes due 2037
Fully and Unconditionally Guaranteed by
PRINCIPAL FINANCIAL SERVICES, INC.
PROSPECTUS SUPPLEMENT
        , 2026
Joint Book-Running Managers
BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan